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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 14, 2005


                            ------------------------


                        BEAR ISLAND PAPER COMPANY, L.L.C.
             (Exact name of registrant as specified in its charter)


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           Virginia                     333-42201             06-0980835
(State or other jurisdiction           (Commission         (I.R.S. Employer
      of incorporation)                File Number)       Identification No.)


                     10026 Old Ridge Road, Ashland, VA 23005
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (804) 227-3394

                                 Not Applicable
          (Former name or former address, if changed since last report)

                            ------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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








Item 2.02. Results of Operations and Financial Condition.

     The following is being furnished under Item 2.02, "Results of Operations and Financial Condition." This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

     On March 14, 2005, Bear Island Paper Company, L.L.C. issued the press release attached as Exhibit 99.1 and incorporated by reference herein announcing the results for the fourth quarter ended December 31, 2004.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits. The following exhibits are filed herewith:

         Exhibit No.       Description
         -----------       -----------

            99.1 Press Release ("Bear Island Paper Company Announces 4Q04 Earnings") dated March 14, 2005.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 14, 2005

                               BEAR ISLAND PAPER COMPANY, L.L.C.
                                         (Registrant)


                               By:   /s/  Edward D. Sherrick
                                     -----------------------------------
                                     Name:   Edward D. Sherrick
                                     Title:  Vice President--Finance


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                                                                    Exhibit 99.1


                BEAR ISLAND PAPER COMPANY ANNOUNCES 4Q04 EARNINGS


GREENWICH, CONNECTICUT, March 14, 2005 -- Bear Island Paper Company, L.L.C., a wholly owned subsidiary of Brant-Allen Industries, Inc., today reported a net loss of $912,000 for the fourth quarter ended December 31, 2004, compared to a net loss of $3,694,000 for the fourth quarter of 2003. Income (Loss) from operations for the fourth quarter of 2004 and 2003 was $2,518,000 and ($294,000), respectively. Net sales for the three months ended December 31, 2004 and 2003 were $31,467,000 and $28,584,000, respectively.

Results for the quarter ended December 31, 2004 compared with the fourth quarter of 2003 were favorably impacted by a 10% increase in average per ton selling prices of newsprint.

For the twelve months ended December 31, 2004, the Company reported a net loss of $ 6,275,000 compared to a net loss of $ 17,975,000 for the same period in 2003. Income (Loss) from operations for the twelve months ended December 31, 2004 and 2003 was $7,389,000 and $(5,126,000) respectively. Net sales for the twelve months ended December 31, 2004 and 2003 were $ 121,380,000 and $103,087,000, respectively.

Results for the twelve months ended December 31, 2004 compared with the same period in 2003 were favorably impacted by an 11% increase in average per ton selling prices of newsprint, and a 6% increase in volume of newsprint sold.

Bear Island Paper Company is a producer of high quality newsprint suitable for four-color printing whose customers include leading newspaper publishers in the United States.




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THE FOLLOWING TABLE COMPARES 2004 AND 2003 FOR THE THREE AND TWELVE MONTHS
PERIODS:

                         BEAR ISLAND PAPER COMPANY, L.L.C.
                       CONDENSED STATEMENTS OF OPERATIONS
                            (IN THOUSANDS OF DOLLARS)
                                   (unaudited)

THREE MONTHS ENDED DECEMBER 31,
-------------------------------

                                                         2004                  2003
                                                      ----------            ----------
NET SALES                                             $   31,467            $   28,584
COST OF SALES                                           (28,522)              (28,308)
                                                      ----------            ----------
         GROSS PROFIT (LOSS)                               2,945                   276

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES               (427)                 (570)
                                                      ----------            ----------
         INCOME (LOSS) FROM OPERATIONS                     2,518                 (294)

OTHER INCOME (DEDUCTIONS):
         INTEREST EXPENSE                                (3,437)               (3,401)
         OTHER INCOME                                          7                     1
                                                      ----------            ----------
         NET (LOSS)                                   $    (912)            $  (3,694)
                                                      ==========            ==========


TWELVE MONTHS ENDED DECEMBER 31,
--------------------------------


NET SALES                                             $  121,380            $  103,087
COST OF SALES                                          (112,672)             (106,770)
                                                      ----------            ----------
         GROSS PROFIT(LOSS)                                8,708               (3,683)

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES             (1,319)               (1,443)
                                                      ----------            ----------
         INCOME (LOSS) FROM OPERATIONS                     7,389               (5,126)

OTHER INCOME (DEDUCTIONS):
         INTEREST EXPENSE                               (13,682)              (13,570)
         OTHER INCOME                                         18                   721
                                                      ----------            ----------
         NET (LOSS)                                   $  (6,275)            $ (17,975)
                                                      ==========            ==========
